                                                                    EXHIBIT 99.2

                            WEBFINANCIAL CORPORATION

                          Notice Of Guaranteed Delivery
                             For Rights Certificates

            This form, or one substantially  equivalent hereto,  must be used to exercise  Rights  pursuant to the  Offering  described in the  Prospectus  dated
_________,  2003 (the  "Prospectus")  of  WebFinancial  Corporation,  a Delaware
corporation  (the  "Company"),   if  a  holder  of  Rights  cannot  deliver  the
certificate(s)  evidencing  the Rights  (the  "Rights  Certificate(s)"),  to the
Subscription Agent listed below (the  "Subscription  Agent") at or prior to 5:00
p.m., New York City time, on ___________,  2003, unless such time is extended by the  Company  as  described  in the  Prospectus  (as it  may  be  extended,  the
"Expiration  Date").  Such form must be  delivered  by hand or sent by facsimile transmission,  first class mail or overnight courier to the Subscription  Agent, and must be received  by the  Subscription  Agent on or prior to the  Expiration
Date.

            Payment of the  Subscription  Price for each share of the  Company's
Common Stock subscribed for upon exercise of such Rights must be received by the
Subscription  Agent in the manner specified in "The  Offering-Method of Payment"
in the  Prospectus  at or  prior  to 5:00  p.m.,  New  York  City  time,  on the
Expiration  Date even if the Rights  Certificate(s)  evidencing  such  Rights is
(are) being delivered pursuant to the Guaranteed Delivery Procedures thereof.

                  By mail, by hand or by overnight courier to:

                             _______________________
                             _______________________
                     Facsimile Transmission: _______________
                        Telephone Number: _______________

            Delivery of this  instrument  to an address  other than as set forth above or  transmission  of this instrument via facsimile other than as set forth above does not constitute a valid delivery.

            If you have any questions or require  additional  copies of relevant documents, please contact:

                              _____________________
                              _____________________
                              _____________________
                              _____________________

Ladies and Gentlemen:

            The undersigned hereby represents that the undersigned is the holder of Rights  Certificate(s)  representing  _________________  Rights and that such
Rights Certificate(s) cannot be delivered to the Subscription Agent at or before
5:00  p.m.,  New York City  time,  on the  Expiration  Date.  Upon the terms and subject  to the  conditions  set forth in the  Prospectus,  receipt  of which is hereby  acknowledged,  the  undersigned  hereby elects to exercise (i) the Basic
Subscription  Privilege to subscribe for ___ shares of Common Stock with respect to each of the Rights  represented  by such Rights  Certificate(s)  and (ii) the
Over-Subscription  Privilege  relating to such Rights, to the extent that shares of Common  Stock that are not  otherwise  purchased  pursuant to the exercise of
Rights (the "Excess Shares") are available  therefor,  for an aggregate of up to
________________  Excess  Shares,  subject to  availability  and  pro-ration  as described in the Prospectus.

            The undersigned  understands that payment of the Subscription  Price for each share of Common Stock subscribed for pursuant to the Basic Subscription
Privilege  and  the   Over-Subscription   Privilege  must  be  received  by  the
Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration
Date  and  represents  that  such  payment,   in  the  aggregate   amount  of  $
__________________ either (check appropriate box):

            / /    is being delivered to the Subscription Agent herewith; or

            / /    has been delivered  separately to the  Subscription  Agent in the  manner  set  forth  below  (check  appropriate  box  and complete information relating thereto):

                   / /   Wire transfer of funds
                         Name of transferor institution: _______________________
                         Date of transfer: _____________________________________
                         Confirmation number (if available): ___________________

                  / /    Uncertified  check:  (Payment by uncertified check will
                         not be deemed to have been received by the Subscription
                         Agent until such check has cleared.  Holders  paying by
                         such means are urged to make  payment  sufficiently  in
                         advance  of the  Expiration  Date to  ensure  that such
                         payment clears by such date.)

                  / /    Certified check

                  / /    Bank draft (cashier's check)

                  / /    Money Order

Signature(s) _________________________        Address __________________________
______________________________________        __________________________________
Name(s) ____________________________          __________________________________
___________________________________           Area Code and Tel. No(s).

Rights Certificate No(s). (if available)  ______________________________________

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                              Guarantee of Delivery
           (Not To Be Used For Rights Certificate Signature Guarantee)

            The undersigned,  a member firm of a registered  national securities exchange or of the  National  Association  of  Securities  Dealers,  Inc.,  or a
commercial bank or trust company having an office or correspondent in the United
States,  or a bank,  stockbroker,  savings and loan  association or credit union with membership in an approved signature guarantee  medallion program,  pursuant to Rule 17Ad-15 of the Securities  Exchange Act of 1934, as amended,  guarantees that the undersigned  will deliver to the  Subscription  Agent the  certificates representing  the Rights being  exercised  hereby,  with any required  signature guarantee and any other required  documents,  all within three (3) business days after the date hereof.

_______________________________________         Dated: _________________________
_______________________________________         ________________________________
            (Address)                                   (Name of Firm)

_______________________________________         ________________________________
   (Area Code and Telephone Number)                (Authorized Signature)

            The  institution  that  completes  this  form must  communicate  the guarantee to the Subscription  Agent and must deliver the Rights  Certificate(s)
to the  Subscription  Agent  within the time period shown in the  Prospectus  of
WebFinancial Corporation, dated ___________, 2003. Failure to do so could result in a financial loss to such institution.

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